2023 Annual Statement of Servicer Compliance (Item 1123)

Per the applicable Servicing Agreement for each of the transactions listed on Schedule I hereto, the undersigned, a duly authorized officer of 3650 REIT Loan Servicing LLC, in its capacity as special servicer (the "Special Servicer") hereby certifies, as follows and as for the period reflected on Schedule I hereto beginning on January 1, 2023, and ending on December 31, 2023 (the "Reporting Period"):

a)        A review of the Special Servicer activities during the Reporting Period and of its performance under the applicable Servicing Agreement has been made under such officer's supervision: and

b)       To the best of my knowledge, based on such review, the Special Servicer has fulfilled all of its obligations under the applicable Servicing Agreement in all material respects throughout the Reporting Period.

Certified by: /s/ Peter LaPointe

Peter LaPointe,

as Managing Partner of Special Servicer

Dated as of February 26, 2024

Schedule I

Depositor	Transaction	Servicing Agreement	Servicing Agreement Date	Reporting Period	Exceptions to Coverage	Special Servicer
Credit Suisse Commercial Mortgage Securities Corp.	Credit Suisse Commercial Mortgage Securities Corp., Credit Suisse Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates Series 2019-C15 (CSAIL 2019-C15)	Pooling and Servicing Agreement	March 1, 2019	January 1, 2023- December 31, 2023	N/A	3650 REIT Loan Servicing LLC
Credit Suisse Commercial Mortgage Securities Corp.	Credit Suisse Commercial Mortgage Securities Corp., Credit Suisse Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates Series 2019-C17 (CSAIL 2019-C17)	Pooling and Servicing Agreement	September 1, 2019	January 1, 2023- December 31, 2023	N/A	3650 REIT Loan Servicing LLC
Credit Suisse Commercial Mortgage Securities Corp.	Credit Suisse Commercial Mortgage Securities Corp., Credit Suisse Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates Series 2020-C19 (CSAIL 2020-C19)	Pooling and Servicing Agreement	March 1, 2020	January 1, 2023- December 31, 2023	N/A	3650 REIT Loan Servicing LLC
Credit Suisse Commercial Mortgage Securities Corp.	Credit Suisse Commercial Mortgage Securities Corp., Credit Suisse Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates Series 2020-TMIC (CSMC 2020-TMIC)	Trust and Servicing Agreement	December 2, 2020	January 1, 2023- November 1, 2023	N/A	3650 REIT Loan Servicing LLC
Credit Suisse Commercial Mortgage Securities Corp.	Credit Suisse Commercial Mortgage Securities Corp., Credit Suisse Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates Series 2021-C20 (CSAIL 2021-C20)	Pooling and Servicing Agreement	March 1, 2021	January 1, 2023- December 31, 2023	N/A	3650 REIT Loan Servicing LLC
Barclays Commercial Mortgage Securities LLC	Barclays Commercial Mortgage Securities LLC, Commercial Mortgage Pass-Through Certificates, Series 2021-ACEN (ALEN 2021-ACEN)	Trust and Servicing Agreement	March 24, 2021	January 1, 2023- December 31, 2023	N/A	3650 REIT Loan Servicing LLC
3650 REIT Commercial Mortgage Securities II LLC	3650 REIT Commercial Mortgage Securities II LLC, Commercial Mortgage Pass-Through Certificates, Series 2021-PF1 (3650R 2021-PF1)	Pooling and Servicing Agreement	November 1, 2021	January 1, 2023- December 31, 2023	N/A	3650 REIT Loan Servicing LLC
Wells Fargo Commercial Mortgage Securities, Inc.	Taubman Centers Commercial Mortgage Trust 2022-DPM, Commercial Mortgage Pass-Through Certificates, Series 2022-DPM (TCO 2022-DPM)	Trust and Servicing Agreement	May 16, 2022	January 1, 2023- December 31, 2023	N/A	3650 REIT Loan Servicing LLC
J.P. Morgan Chase Commercial Mortgage Securities Corp.	J.P Morgan Chase Commercial Mortgage Securities Trust 2022-NLP, Commercial Mortgage Pass-Through Certificates, Series 2022-NLP (JPMCC 2022-NLP)	Trust and Servicing Agreement	May 16, 2022	January 1, 2023- December 31, 2023	N/A	3650 REIT Loan Servicing LLC
Banc of America Merrill Lynch Large Loan Inc	BX Trust 2022-PSB Commercial Mortgage Pass-Through Certificates, Series 2022-PSB (BX 2022-PSB)	Trust and Servicing Agreement	August 15, 2022	January 1, 2023- December 31, 2023	N/A	3650 REIT Loan Servicing LLC
Deutsche Mortgage & Asset Receiving Corporation	INTOWN 2022-STAY Mortgage Trust Commercial Mortgage Pass-Through Certificates (INTOWN 2022-STAY)	Trust and Servicing Agreement	August 15, 2022	January 1, 2023- December 31, 2023	N/A	3650 REIT Loan Servicing LLC
3650 REIT Commercial Mortgage Securities II LLC	3650R 2022-PF2, Commercial Mortgage Pass-Through Certificates, Series 2022-PF2 (3650R 2022-PF2)	Pooling and Servicing Agreement	November 1, 2022	January 1, 2023- December 31, 2023	N/A	3650 REIT Loan Servicing LLC
Citigroup Commercial Mortgage Securities Inc.	Benchmark 2023-V2 Mortgage Trust, Commercial Mortgage Pass-Through Certificates Series 2023-V2 (BMARK 2023-V2)	Pooling and Servicing Agreement	May 1, 2023	May 1, 2023- December 31, 2023	N/A	3650 REIT Loan Servicing LLC
BMO Commercial Mortgage Securities LLC	BMO 2023-5C1 Mortgage Trust, Commercial Mortgage Pass-Through Certificates Series 2023-5C1 (BMO 2023-5C1)	Pooling and Servicing Agreement	August 1, 2023	August 1, 2023- December 31, 2023	N/A	3650 REIT Loan Servicing LLC
Citigroup Commercial Mortgage Securities Inc.	MAD Commercial Mortgage Trust 2019-650M, Commercial Mortgage Pass-Through Certificates Series 2019-650M (MAD 2019-650M)	Trust and Servicing Agreement	December 8, 2019	September 18, 2023- December 31, 2023	N/A	3650 REIT Loan Servicing LLC
Barclays Commercial Mortgage Securities LLC	BBCMS Mortgage Trust 2023-C21, Commercial Mortgage Pass-Through Certificates Series 2023-C21 (BBCMS 2023-C21)	Pooling and Servicing Agreement	October 1, 2023	October 1, 2023- December 31, 2023	N/A	3650 REIT Loan Servicing LLC
Morgan Stanley Capital Inc	THE 2023-MIC Trust, Commercial Mortgage Pass-Through Certificates, Series 2023-MIC (THE 2023-MIC)	Trust and Servicing Agreement	November 1, 2023	November 1, 2023- December 31, 2023	N/A	3650 REIT Loan Servicing LLC